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                                                                    EXHIBIT 10.4

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT is made this 1st day of July 2003 by and between Verdisys, Inc. (hereinafter referred to as "Company") and Dr. Ron Robinson ("Advisor").

         WHEREAS, Company desires to retain Advisor to render consulting and advisory services to Company upon the terms and conditions hereinafter set forth; and

         WHEREAS, Advisor desires to accept such engagement, upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the parties agree as follows:

         1.    ADVISORY SERVICES

         Company hereby engages Advisor, and Advisor hereby accepts such engagement from Company, to serve as the Chairman of the Board of Directors of the company and as a general advisor to executive management, and to render such additional services as are pertinent thereto within the scope set forth below. Said time commitment of the advisory services to this agreement is eighty (80) hours per month.

         The parties agree that Advisor will render the following services:

         A.    Serve as the Chairman of Board of the Company;

         B. Assist the Company and its executive management in general corporate development and planning;

         C. Assist in the procurement of additional customers for the Company;

         D. Assist and advise in the acquisition of oil and gas producing properties, and the negotiation of the joint ventures and partnerships for the acquisition of oil and gas properties.

         E. Assist in the placement and raising of capital as the Company sees fit.

         2. TERM - The term of this engagement shall be for twelve months from the date first set forth above and shall continue month to month thereafter until terminated by either party.

         3.    COMPENSATION

                  A. Advisory Fee

                  The Company shall pay to Advisor the amount of $10,000 per month as an advisory fee for Advisor's services (the "Monthly Retainer"). The Monthly Retainer is due and payable at the rate of one-half on the 15th and one-half on the last day of each month for the duration of this agreement.

         4.    EXPENSES

         Company will reimburse Advisor for pre-approved expenses incurred on the Company's behalf, including but not limited to travel, hotels and other direct costs.

         5.    TERMINATION

         Either party may terminate this agreement by notifying the other party in writing at the address set forth below on ten days notice. However, the Monthly Advisory fee shall continue to be paid for the initial

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twelve month period in the event of termination by the Company for any reason other than fraud against the company or voluntary resignation from the board of directors by the Advisor.

         Advisor's right to, and Company's obligation of, payment under this paragraph shall survive the termination of this Agreement.

         6.    NOTICES

         All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch of the United States Post Office enclosed in a registered or certified postage pre-paid envelope, return receipt requested, addressed to the address of the respective parties as stated below, or to such address as such party may have fixed by notice as aforesaid:

                  If to Company:

                  Verdisys, Inc.

                  If to Advisor:

                  Dr. Ron Robinson
                  5010 Augusta Circle
                  College Station, TX 77845

         7.    WAIVER

         Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right of power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         8.    SEVERABILITY

         The invalidity of unenforceability of any term or provision, or any clause or portion thereof, of this Agreement, shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, all of the same which shall remain in full force and effect in accordance with the terms hereof.

         9.    ENTIRE AGREEMENT

         This Agreement embodies the entire understanding between the parties on the matters of Consultation and remuneration for same, any and all prior correspondence, conversations, or memoranda being merged herein and replaced hereby and being without effect herein, and no change, alteration, or modification hereof may be made except in writing signed by both parties hereto.

         10.   GOVERNING LAW

         This Agreement is entered into and intended to be performed in the State of Texas and shall be governed by the laws of the State of Texas.

         11.   ATTORNEY'S FEES

         In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorney's fees and costs, including any fees incurred on appeal.

         12.   NO WARRANTIES OR REPRESENTATIONS

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         All services performed by Advisor pursuant to this Agreement are on a
"best efforts" basis. Advisor makes no warranties or representations, express or implied, as to the success of its efforts on Company's behalf.

         IN WITNESS WHEREOF, the parties have signed this agreement as of the date first set forth above.

ADVISOR:                                    COMPANY:

Dr. Ron Robinson                            Verdisys, Inc.

______________________________              By__________________________________
Ron Robinson                                    Dan Williams, CEO

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